Exhibit 99.1

Golden Phoenix Appoints Institutional and Sovereign Wealth Fund Expert Jeffrey Dahl to Board of Directors

LAS VEGAS, NV, MAY 03, 2012 – Golden Phoenix Minerals, Inc. (“Golden Phoenix” or the “Company”) (OTC Bulletin Board: GPXM) is pleased to announce that its Board of Directors has appointed Mr. Jeffrey Dahl to the Company’s Board, effective immediately.

“The appointment of Jeffrey Dahl to our Board of Directors provides Golden Phoenix with strategic financial expertise,” stated Tom Klein, CEO of Golden Phoenix. “Jeffrey’s experience with sovereign wealth funds and major institutional investors can be utilized in assisting our Board as a Director.”

Mr. Dahl has an extensive client base that includes corporations, financial institutions, financial sponsors, family offices, insurance/pension funds, sovereign wealth funds, hedge funds, and private equity groups.

Formerly, Mr. Dahl has worked with Goldman Sachs & Co. in a partnership setting whereby he was responsible for introducing high-valued targets to the Special Situations division and Eastdil Secured (subsidiary of Wells Fargo & Co.) whereby he was dedicated to the sale of all major real estate product types including office, retail, hospitality, industrial, land, and multifamily properties.

Mr. Dahl has extensive experience in counseling and directing corporate mergers, acquisitions, restructurings, leveraged buyouts, raising capital, and investing. He was responsible for directing projects and providing financial advisory services to the companies that make up the investment banking client base for MS Capital (a middle-market boutique investment bank). Services included M&A advisory, lender communications, valuation, and raising capital. Specifically, Mr. Dahl helped companies develop and implement strategic plans for competitive advantage by identifying their highest-value opportunities, address critical challenges, and transform their businesses.

Recently, Mr. Dahl has accepted the President’s position of a former client, Airdex International, Inc. (a new technology shipping pallet Company), whereby he plans to oversee operations and aid in identifying and implementing a strategic plan to grow the business.

Mr. Klein concluded: “Jeffrey’s appointment provides our Board with an added level of professional expertise to help facilitate the continued growth of Golden Phoenix.”

Please visit the Golden Phoenix website at: www.goldenphoenix.us.

About Golden Phoenix:  Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and joint venturing gold, silver and strategic metal deposits throughout North, South and Central America. Golden Phoenix owns, has an interest in, or has entered into agreements with respect to mineral properties located in the United States, Canada, Panama and Peru including its 15% interest in Golden Phoenix Panama, S.A., the joint venture entity that owns and operates the Concessions constituting the Santa Rosa gold mine. Golden Phoenix has an option to earn an 80% interest in four properties that are adjacent to the Mineral Ridge Gold Project in Nevada. These include the Vanderbilt Silver and Gold Project, Galena Flats, Coyote Fault Gold and Silver Project and the Coyote Fault Extension.

Forward-Looking Statements:  Information contained herein regarding optimism related to the business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Golden Phoenix believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products, domestic and international business and economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

For More Information Contact:
Robert Ian, Director of Corporate Communications
(702) 589-7560
investor@goldenphoenix.us

Golden Phoenix Minerals, Inc. • 7770 Duneville Street • Suite 11 • Las Vegas, NV 89139
Tel: (702) 589-7475 • Fax: (702) 589-7478 • www.GoldenPhoenix.us